Exhibit 99.1

Tenneco Reports Fourth Quarter and Full-Year 2016 Results

  Record fourth quarter and full-year revenue
  Record full-year EBIT, net income and earnings per share
  Repurchased 4.2 million shares of common stock in 2016

LAKE FOREST, Ill.--(BUSINESS WIRE)--February 7, 2017--Tenneco (NYSE: TEN) reported fourth quarter net income of $40 million, or $0.73 per diluted share, which includes an after-tax pension charge of $47 million. Fourth quarter 2015 net income was $68 million, or $1.17 per diluted share. Adjusted net income rose to $92 million, or $1.67 per diluted share, versus $80 million or $1.39 per diluted share last year.

Fourth Quarter Results

Revenue

Total revenue in the fourth quarter was $2.155 billion, up 6% year-over-year on stronger global light vehicle revenues, driven by both the Clean Air and Ride Performance product lines.

On a constant currency basis, total revenue increased 9% to $2.212 billion, driven by a 13% increase in light vehicle revenue, nearly doubling global light vehicle industry production growth of 7%. Tenneco’s fourth quarter OE commercial truck and off-highway revenues declined 7% year over year, remaining essentially even with the third quarter. The company’s global aftermarket revenue was up 1% versus a year ago. Value-add revenue increased 9% versus last year.

“We finished the year with a solid fourth quarter and another year of record results, with full-year total revenue again outpacing industry production,” said Gregg Sherrill, chairman and CEO, Tenneco. “We also continued to do an excellent job converting this top line growth to drive record-high earnings for 2016 and greater profitability with our seventh consecutive full year of value-add adjusted EBIT margin improvement.”

Adjusted fourth quarter 2016 and 2015 results

(millions except per share amounts)	Q4 2016				Q4 2015
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$128	$75	$40	$0.73	$177	$128	$68	$1.17

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	9	10	9	0.18	16	16	15	0.26
Pension charges	72	72	47	0.85	4	4	3	0.05
Net tax adjustments	-	-	(4)	(0.09)	-	-	(6)	(0.09)

Non-GAAP earnings measures	$209	$157	$92	$1.67	$197	$148	$80	$1.39

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

EBIT and EBIT Margin

Fourth quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $75 million, versus $128 million last year. Adjusted EBIT rose 6% to $157 million, a fourth quarter record.

Tenneco EBIT as a percent of revenue was 3.5%, which included a pre-tax pension charge of $72 million, and $10 million in restructuring and related expenses. Adjusted EBIT as a percent of value-add revenue was 9.6%, consistent with a strong performance a year ago.

Both EBIT and EBIT margin results continue to be driven by capitalizing on light vehicle growth in excess of industry production, technology content growth in both product lines, higher aftermarket sales and a continued focus on launch execution and manufacturing improvements. The year over year comparison includes $10 million in negative currency.

Fourth quarter EBIT margin

	Q4 2016	Q4 2015

EBIT as a percent of revenue	3.5%	6.3%
EBIT as a percent of value-add revenue	4.6%	8.3%

Adjusted EBIT as a percent of revenue	7.3%	7.3%
Adjusted EBIT as a percent of value-add revenue	9.6%	9.6%

Full-Year Results

Adjusted full year 2016 and 2015 results

(millions except per share amounts)	2016				2015
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$740	$528	$363	$6.44	$722	$519	$247	$4.11

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	32	36	32	0.57	59	63	58	0.96
Pension charges	72	72	47	0.83	4	4	3	0.05
Costs related to refinancing	-	-	15	0.27	-	-	-	-
Net tax adjustments	-	-	(110)	(1.96)	-	-	(15)	(0.25)

Non-GAAP earnings measures	$844	$636	$347	$6.15	$785	$586	$293	$4.87

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

Revenue

For the full year, total revenue was $8.599 billion. In constant currency, revenue increased 7% to $8.819 billion.

Revenue growth was driven by a 10% increase in light vehicle revenue and a 2% increase in aftermarket sales. Commercial truck and off-highway revenue was down 4%, which included a 2% increase in Clean Air revenue due to incremental content growth, offset by lower Ride Performance revenue due to weak industry commercial truck production and the sale of the Marzocchi specialty business.

EBIT and EBIT margin

Full-year EBIT increased to $528 million, versus $519 million a year ago. Adjusted EBIT rose 9% to $636 million.

EBIT as a percent of revenue was 6.1%. Adjusted EBIT as a percent of value-add revenue was 9.7%, up 40 basis points versus a year ago.

Improvements in EBIT and adjusted EBIT were driven by incremental Clean Air content on light vehicle and commercial truck programs, Monroe Intelligent Suspension revenue growth, higher global aftermarket sales, leveraging higher light vehicle volumes globally and ongoing operational improvements. The year-over-year comparison includes $33 million in negative currency.

	2016	2015

EBIT as a percent of revenue	6.1%	6.3%
EBIT as a percent of value-add revenue	8.0%	8.2%

Adjusted EBIT as a percent of revenue	7.4%	7.1%
Adjusted EBIT as a percent of value-add revenue	9.7%	9.3%

Cash

Cash generated by operations in the fourth quarter was $250 million, compared with $329 million in fourth quarter 2015. For the full year, cash generated by operations was $489 million, down from $517 million a year ago, due to the timing of revenue growth at the end of the year and the resulting impact on accounts receivable.

During the quarter the company repurchased approximately 1.4 million shares of common stock for $79 million. For the full year, the company repurchased a total of 4.2 million shares for $225 million.

Tenneco continues to invest in growth with total capital spending in 2016 of $343 million, primarily for new programs in Europe, North America and China.

OUTLOOK

(Note: all forward looking revenue estimates reflect constant currency.)

First quarter 2017

Tenneco expects total revenue growth of 7% in the first quarter 2017, outpacing forecasted light vehicle industry production* growth of 3%. The company expects to better the industry with 4% organic growth, driven by incremental content to meet Tier 3 and Euro 6 emissions regulations, the ramp up of recently launched programs and Tenneco’s strong position on light vehicle platforms globally. Tenneco also expects a slight increase in commercial truck and off-highway revenues and a solid contribution from the global aftermarket. The company anticipates a currency headwind in the first quarter of approximately 2% based on current exchange rates.

Full year 2017

The company expects total revenue growth to outpace light vehicle industry production by 4 percentage points, resulting in 5% growth in 2017 driven by:

  An outstanding position on light vehicle platforms globally;
  Regulatory-driven Clean Air content;
  Increasing demand for advanced suspension systems, and;
  Tenneco’s global aftermarket leadership.

The company’s revenue growth estimate assumes light vehicle industry production growth* of 1%, global commercial truck production** growth of about 2%, and growth in off-highway engine production** in regulated regions (North America and Europe) of about 2%.

In 2018 and 2019, Tenneco expects continued revenue growth, outpacing industry production by 3 to 5 percentage points each year.

“Tenneco has exceptional growth opportunities, powered by sustainable growth drivers and outstanding balance in terms of product lines, end markets, geographic regions and customers we serve,” said Sherrill. “In 2017, we expect to build on our track record of growth and continue our annual margin expansion with regulatory-driven Clean Air content growth, increased penetration of our Monroe Intelligent Suspension technology, disciplined launch execution and a relentless focus on continuous operational improvements.”

In 2017, Tenneco expects:

  Capital expenditures between $360 million and $390 million;
  Annual interest expense of about $70 million;
  Cash taxes between $125 million and $140 million;
  Full year tax rate between 29% and 31%.

*IHS Automotive January 2017 global light vehicle production and Tenneco estimates.

**Power Systems Research January 2017 global commercial truck and bus production, PSR off-highway engine production in North America and Europe, and Tenneco estimates.

Attachment 1

Statements of Income – 3 Months

Statements of Income – 12 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 12 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 12 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 12 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 12 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – adjusted EBIT as a percentage of value-add revenue – Annual

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months and 12 Months

CONFERENCE CALL

The company will host a conference call on Tuesday, February 7, 2017 at 9:00 a.m. ET. The dial-in number is 888-989-6519 (domestic) or 630-395-0180 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on February 7, 2016 through March 7, 2017. To access this recording, dial 888-568-0148 (domestic) or 203-369-3900 (international). The purpose of the call is to discuss the company’s operations for last fiscal quarter and year ending 2016, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 17, 2017 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders eligible to vote at the meeting is March 20, 2017.

Tenneco is an $8.6 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 31,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our revenue estimate methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. For certain additional assumptions upon which these estimates are based, see the slides accompanying the February 7, 2017 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” “projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2015, and its quarterly report on Form 10-Q for the quarter ended September 30, 2016.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2016		2015
Net sales and operating revenues
Clean Air Division - Value-add revenues	$1,027		$967
Clean Air Division - Substrate sales	515		482
Ride Performance Division - Value-add revenues	613		582
	$2,155		$2,031

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,790	(a)	1,688	(d)
Engineering, research and development	37	(a)	32
Selling, general and administrative	199	(b)	132	(d) (e)
Depreciation and amortization of other intangibles	53	(a)	49
Total costs and expenses	2,079		1,901

Loss on sale of receivables	(1)		(1)
Other income (expense)	-		(1)	(d)
Total other income (expense)	(1)		(2)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	122	(a)	116	(d)
Ride Performance Division	54	(a)	38	(d)
Other	(101)	(a) (b)	(26)	(e)
	75		128

Interest expense (net of interest capitalized)	16		18
Earnings before income taxes and noncontrolling interests	59		110

Income tax expense (benefit)	(2)	(c)	27	(f)
Net income	61		83

Less: Net income attributable to noncontrolling interests	21		15
Net income attributable to Tenneco Inc.	$40		$68

Weighted average common shares outstanding:
Basic	54.3		57.4
Diluted	54.8		57.9

Earnings per share of common stock:
Basic	$0.74		$1.18
Diluted	$0.73		$1.17

(a) Includes restructuring and related charges of $10 million pre-tax, $9 million after tax or $0.18 per diluted share. Of the amount, $8 million is recorded in cost of sales, $1 million is recorded in engineering expenses and $1 million is recorded in depreciation and amortization. $4 million is recorded in the Clean Air Division, $4 million is recorded in the Ride Performance Division and $2 million is recorded in Other.

(b) Includes pension charges of $72 million pre-tax, $47 million after tax or $0.85 per diluted share recorded in selling, general and administrative expense.

(c) Includes net tax benefits of $4 million or $0.09 per diluted share for tax adjustments to prior year estimates.

(d) Includes restructuring and related charges of $16 million pre-tax, $15 million after tax or $0.26 per diluted share. Of the amount, $9 million is recorded in cost of sales, $6 million is recorded in selling, general and administrative expenses and $1 million is recorded in other income (expense). $3 million is recorded in the Clean Air Division and $13 million is recorded in the Ride Performance Division.

(e) Includes pension charges of $4 million pre-tax, $3 million after tax or $0.05 per diluted share recorded in selling, general and administrative expense.

(f) Includes net tax benefits of $6 million or $0.09 per diluted share for tax adjustments to prior year estimates.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2016		2015
Net sales and operating revenues
Clean Air Division - Value-add revenues	$4,041		$3,807
Clean Air Division - Substrate sales	2,028		1,916
Ride Performance Division - Value-add revenues	2,530		2,486
	$8,599		$8,209

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	7,111	(a)	6,845	(e)
Engineering, research and development	154	(a)	146	(e)
Selling, general and administrative	589	(a) (b)	491	(e) (f)
Depreciation and amortization of other intangibles	212	(a)	203	(e)
Total costs and expenses	8,066		7,685

Loss on sale of receivables	(5)		(4)
Other income (expense)	-	(a)	(1)	(e)
Total other income (expense)	(5)		(5)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	478	(a)	417	(e)
Ride Performance Division	238	(a)	189	(e)
Other	(188)	(a) (b)	(87)	(f)
	528		519

Interest expense (net of interest capitalized)	92	(c)	67
Earnings before income taxes and noncontrolling interests	436		452

Income tax expense	3	(d)	149	(g)
Net income	433		303

Less: Net income attributable to noncontrolling interests	70		56
Net income attributable to Tenneco Inc.	$363		$247

Weighted average common shares outstanding:
Basic	55.9		59.7
Diluted	56.4		60.2

Earnings per share of common stock:
Basic	$6.49		$4.14
Diluted	$6.44		$4.11

(a) Includes restructuring and related charges of $36 million pre-tax, $32 million after tax or $0.57 per diluted share. Of the amount, $17 million is recorded in cost of sales, $12 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses, $4 million is recorded in depreciation and amortization and $2 million is recorded in other income (expense). $7 million is recorded in the Clean Air Division, $27 million is recorded in the Ride Performance Division and $2 million is recorded in Other.

(b) Includes pension charges of $72 million pre-tax, $47 million after tax or $0.83 per diluted share recorded in selling, general and administrative expense.

(c) Includes pre-tax expenses of $24 million, $15 million after tax or $0.27 per diluted share for costs related to refinancing activities.

(d) Includes net tax benefits of $110 million or $1.96 per diluted share for tax adjustments related to foreign tax credits available for carryforward.

(e) Includes restructuring and related charges of $63 million pre-tax, $58 million after tax or $0.96 per diluted share. Of the amount, $46 million is recorded in cost of sales, $11 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses, $4 million is recorded in depreciation and amortization and $1 million is recorded in other income (expense). $10 million is recorded in the Clean Air Division and $53 million is recorded in the Ride Performance Division.

(f) Includes pension charges of $4 million pre-tax, $3 million after tax or $0.05 per diluted share recorded in selling, general and administrative expense.

(g) Includes net tax benefits of $15 million or $0.25 per diluted share for tax adjustments to prior year estimates.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		December 31, 2016		December 31, 2015

Assets

	Cash and cash equivalents	$347		$287

	Restricted cash	2		1

	Receivables, net	1,294	(a)	1,112	(a)

	Inventories	730		682

	Other current assets	229		229

	Investments and other assets	383		413

	Plant, property, and equipment, net	1,357		1,243

	Total assets	$4,342		$3,967

Liabilities and Shareholders' Equity

	Short-term debt	$90		$86

	Accounts payable	1,496		1,376

	Accrued taxes	41		37

	Accrued interest	15		4

	Other current liabilities	328		291

	Long-term debt	1,294	(b)	1,124	(b)

	Deferred income taxes	7		7

	Deferred credits and other liabilities	389		524

	Redeemable noncontrolling interests	43		43

	Tenneco Inc. shareholders' equity	588		433

	Noncontrolling interests	51		42

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$4,342		$3,967

		December 31, 2016		December 31, 2015
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$160		$174

		December 31, 2016		December 31, 2015
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$300		$105
	Term loan A (Due 2019)	270		285
	6.875% senior notes (Due 2020)	-		500
	5.000% senior notes (Due 2026)	500		-
	5.375% senior notes (Due 2024)	225		225
	Other long term debt	(1)		9

		$1,294		$1,124

		ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2016	2015

Operating activities:
Net income	$61	$83
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	53	49
Stock-based compensation	1	2
Deferred income taxes	(6)	1
Loss on sale of assets	2	2
Changes in components of working capital-
(Inc.)/dec. in receivables	(26)	147
(Inc.)/dec. in inventories	4	29
(Inc.)/dec. in prepayments and other current assets	61	41
Inc./(dec.) in payables	54	20
Inc./(dec.) in accrued taxes	(6)	6
Inc./(dec.) in accrued interest	3	(12)
Inc./(dec.) in other current liabilities	33	(41)
Changes in long-term assets	1	2
Changes in long-term liabilities	17	(2)
Other	(2)	2
Net cash provided by operating activities	250	329

Investing activities:
Proceeds from sale of assets	2	1
Cash payments for plant, property & equipment	(112)	(65)
Cash payments for software-related intangible assets	(5)	(10)
Change in restricted cash	-	1
Net cash used by investing activities	(115)	(73)

Financing activities:
Issuance of common shares	7	1
Purchase of common stock under the share repurchase program	(79)	(55)
Tax impact from stock-based compensation	-	5
Issuance of long-term debt	1	-
Debt issuance costs on long-term debt	(1)	-
Retirement of long-term debt	(4)	(12)
Net inc./(dec.) in bank overdrafts	6	(1)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	(21)	(121)
Net inc./(dec.) in short-term debt secured by accounts receivable	(20)	-
Net cash used by financing activities	(111)	(183)

Effect of foreign exchange rate changes on cash and
cash equivalents	(1)	(6)

Increase in cash and cash equivalents	23	67
Cash and cash equivalents, October 1	324	220
Cash and cash equivalents, December 31	$347	$287

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$14	$30
Cash paid during the period for income taxes (net of refunds)	25	26

Non-cash Investing and Financing Activities
Retirement of obligation and exchange of property
Period ended balance of payables for plant, property, and equipment	$68	$50

		ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2016	2015

Operating activities:
Net income	$433	$303
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	212	203
Stock-based compensation	14	15
Deferred income taxes	(79)	-
Loss on sale of assets	4	4
Changes in components of working capital-
(Inc.)/dec. in receivables	(215)	(90)
(Inc.)/dec. in inventories	(57)	(36)
(Inc.)/dec. in prepayments and other current assets	(8)	37
Inc./(dec.) in payables	109	90
Inc./(dec.) in accrued taxes	4	(1)
Inc./(dec.) in accrued interest	12	1
Inc./(dec.) in other current liabilities	26	(10)
Changes in long-term assets	6	3
Changes in long-term liabilities	26	(2)
Other	2	-
Net cash provided by operating activities	489	517

Investing activities:
Proceeds from sale of assets	6	4
Cash payments for plant, property & equipment	(325)	(286)
Cash payments for software-related intangible assets	(20)	(23)
Change in restricted cash	(1)	2
Net cash used by investing activities	(340)	(303)

Financing activities:
Issuance of common shares	18	6
Purchase of common stock under the share repurchase program	(225)	(213)
Tax impact from stock-based compensation	(10)	6
Issuance of long-term debt	509	1
Debt issuance costs on long-term debt	(9)	(1)
Retirement of long-term debt	(531)	(37)
Net inc./(dec.) in bank overdrafts	10	(22)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	202	102
Net inc./(dec.) in short-term debt secured by accounts receivable	-	30
Distribution to noncontrolling interest partners	(55)	(44)
Net cash used by financing activities	(91)	(172)

Effect of foreign exchange rate changes on cash and
cash equivalents	2	(37)

Increase in cash and cash equivalents	60	5
Cash and cash equivalents, January 1	287	282
Cash and cash equivalents, December 31	$347	$287

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$76	$68
Cash paid during the period for income taxes (net of refunds)	113	105

Non-cash Investing and Financing Activities
Retirement of obligation and exchange of property
Period ended balance of payables for plant, property, and equipment	$68	$50

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q4 2016
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$40

Net income attributable to noncontrolling interests										21

Net income										61

Income tax benefit										(2)

Interest expense (net of interest capitalized)										16

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$53	$28	$41	$122	$30	$6	$18	$54	$(101)	75

Depreciation and amortization of other intangibles	16	11	8	35	9	8	1	18	-	53

Total EBITDA including noncontrolling interests (2)	$69	$39	$49	$157	$39	$14	$19	$72	$(101)	$128

	Q4 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$68

Net income attributable to noncontrolling interests										15

Net income										83

Income tax expense										27

Interest expense (net of interest capitalized)										18

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$65	$16	$35	$116	$30	$(4)	$12	$38	$(26)	128

Depreciation and amortization of other intangibles	16	10	6	32	8	8	1	17	-	49

Total EBITDA including noncontrolling interests (2)	$81	$26	$41	$148	$38	$4	$13	$55	$(26)	$177
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q4 2016				Q4 2015
					Net income				Net income
					attributable				attributable
					to Tenneco				to Tenneco	Per
			EBITDA (3)	EBIT	Inc.	Per Share	EBITDA (3)	EBIT	Inc.	Share
Earnings Measures			$128	$75	$40	$0.73	$177	$128	$68	$1.17

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			9	10	9	0.18	16	16	15	0.26
Pension charges (4)			72	72	47	0.85	4	4	3	0.05
Net tax adjustments			-	-	(4)	(0.09)	-	-	(6)	(0.09)

Non-GAAP earnings measures			$209	$157	$92	$1.67	$197	$148	$80	$1.39

	Q4 2016
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$53	$28	$41	$122	$30	$6	$18	$54	$(101)	$75
Restructuring and related expenses	-	1	3	4	-	3	1	4	2	10
Pension charges (4)	-	-	-	-	-	-	-	-	72	72
Adjusted EBIT	$53	$29	$44	$126	$30	$9	$19	$58	$(27)	$157

	Q4 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$65	$16	$35	$116	$30	$(4)	$12	$38	$(26)	$128
Restructuring and related expenses	-	2	1	3	-	13	-	13	-	16
Pension charges (4)	-	-	-	-	-	-	-	-	4	4
Adjusted EBIT	$65	$18	$36	$119	$30	$9	$12	$51	$(22)	$148
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to Pension derisking.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2016
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$363

Net income attributable to noncontrolling interests										70

Net income										433

Income tax expense										3

Interest expense (net of interest capitalized)										92

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$225	$103	$150	$478	$157	$25	$56	$238	$(188)	528

Depreciation and amortization of other intangibles	66	43	28	137	35	34	6	75	-	212

Total EBITDA including noncontrolling interests (2)	$291	$146	$178	$615	$192	$59	$62	$313	$(188)	$740

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$247

Net income attributable to noncontrolling interests										56

Net income										303

Income tax expense										149

Interest expense (net of interest capitalized)										67

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$244	$52	$121	$417	$155	$(5)	$39	$189	$(87)	519

Depreciation and amortization of other intangibles	65	40	25	130	33	34	6	73	-	203

Total EBITDA including noncontrolling interests (2)	$309	$92	$146	$547	$188	$29	$45	$262	$(87)	$722
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			YTD 2016				YTD 2015
					Net income				Net income
					attributable				attributable
					to Tenneco				to Tenneco
			EBITDA (3)	EBIT	Inc.	Per Share	EBITDA (3)	EBIT	Inc.	Per Share
Earnings Measures			$740	$528	$363	$6.44	$722	$519	$247	$4.11

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			32	36	32	0.57	59	63	58	0.96
Pension charges (4)			72	72	47	0.83	4	4	3	0.05
Costs related to refinancing			-	-	15	0.27	-	-	-	-
Net tax adjustments			-	-	(110)	(1.96)	-	-	(15)	(0.25)

Non-GAAP earnings measures			$844	$636	$347	$6.15	$785	$586	$293	$4.87

	YTD 2016
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$225	$103	$150	$478	$157	$25	$56	$238	$(188)	$528
Restructuring and related expenses	-	3	4	7	6	20	1	27	2	36
Pension charges (4)	-	-	-	-	-	-	-	-	72	72
Adjusted EBIT	$225	$106	$154	$485	$163	$45	$57	$265	$(114)	$636

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$244	$52	$121	$417	$155	$(5)	$39	$189	$(87)	$519
Restructuring and related expenses	-	6	4	10	2	49	2	53	-	63
Pension charges (4)	-	-	-	-	-	-	-	-	4	4
Adjusted EBIT	$244	$58	$125	$427	$157	$44	$41	$242	$(83)	$586
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to Pension derisking.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$751	$260	$491	$-	$491
Europe, South America & India	491	187	304	(15)	319
Asia Pacific	300	68	232	(14)	246
Total Clean Air Division	1,542	515	1,027	(29)	1,056

Ride Performance Division
North America	282	-	282	(3)	285
Europe, South America & India	248	-	248	(4)	252
Asia Pacific	83	-	83	(6)	89
Total Ride Performance Division	613	-	613	(13)	626

Total Tenneco Inc.	$2,155	$515	$1,640	$(42)	$1,682

	Q4 2015
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$701	$247	$454	$-	$454
Europe, South America & India	454	164	290	-	290
Asia Pacific	294	71	223	-	223
Total Clean Air Division	1,449	482	967	-	967

Ride Performance Division
North America	292	-	292	-	292
Europe, South America & India	226	-	226	-	226
Asia Pacific	64	-	64	-	64
Total Ride Performance Division	582	-	582	-	582

Total Tenneco Inc.	$2,031	$482	$1,549	$-	$1,549
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$3,003	$1,052	$1,951	$(1)	$1,952
Europe, South America & India	1,989	735	1,254	(60)	1,314
Asia Pacific	1,077	241	836	(41)	877
Total Clean Air Division	6,069	2,028	4,041	(102)	4,143

Ride Performance Division
North America	1,234	-	1,234	(13)	1,247
Europe, South America & India	1,019	-	1,019	(51)	1,070
Asia Pacific	277	-	277	(16)	293
Total Ride Performance Division	2,530	-	2,530	(80)	2,610

Total Tenneco Inc.	$8,599	$2,028	$6,571	$(182)	$6,753

	YTD 2015
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,851	$1,007	$1,844	$-	$1,844
Europe, South America & India	1,835	664	1,171	-	1,171
Asia Pacific	1,037	245	792	-	792
Total Clean Air Division	5,723	1,916	3,807	-	3,807

Ride Performance Division
North America	1,313	-	1,313	-	1,313
Europe, South America & India	944	-	944	-	944
Asia Pacific	229	-	229	-	229
Total Ride Performance Division	2,486	-	2,486	-	2,486

Total Tenneco Inc.	$8,209	$1,916	$6,293	$-	$6,293
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2016 vs. Q4 2015 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$50	7%	$37	8%
Europe, South America & India	37	8%	29	10%
Asia Pacific	6	2%	23	10%
Total Clean Air Division	93	6%	89	9%

Ride Performance Division
North America	(10)	(3%)	(7)	(2%)
Europe, South America & India	22	10%	26	12%
Asia Pacific	19	30%	25	39%
Total Ride Performance Division	31	5%	44	8%

Total Tenneco Inc.	$124	6%	$133	9%

	YTD Q4 2016 vs. YTD Q4 2015 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$152	5%	$108	6%
Europe, South America & India	154	8%	143	12%
Asia Pacific	40	4%	85	11%
Total Clean Air Division	346	6%	336	9%

Ride Performance Division
North America	(79)	(6%)	(66)	(5%)
Europe, South America & India	75	8%	126	13%
Asia Pacific	48	21%	64	28%
Total Ride Performance Division	44	2%	124	5%

Total Tenneco Inc.	$390	5%	$460	7%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended December 31,

	2016	2015

Total debt	$1,384	$1,210

Total cash	349	288

Debt net of cash balances (1)	$1,035	$922

Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$844	$785

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	1.2x	1.2x
(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2016
				Substrate	Value-add
			Revenues	Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$1,672	$(46)	$1,718	$466	$1,252
Original equipment commercial truck, off-highway and other revenues	207	(7)	214	64	150
Aftermarket revenues	276	(4)	280	-	280
Net sales and operating revenues	$2,155	$(57)	$2,212	$530	$1,682

	Q4 2015
				Substrate	Value-add
			Revenues	Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$1,522	$-	$1,522	$418	$1,104
Original equipment commercial truck, off-highway and other revenues	231	-	231	64	167
Aftermarket revenues	278	-	278	-	278
Net sales and operating revenues	$2,031	$-	$2,031	$482	$1,549

	YTD 2016
				Substrate	Value-add
			Revenues	Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$6,437	$(160)	$6,597	$1,799	$4,798
Original equipment commercial truck, off-highway and other revenues	920	(23)	943	267	676
Aftermarket revenues	1,242	(37)	1,279	-	1,279
Net sales and operating revenues	$8,599	$(220)	$8,819	$2,066	$6,753

	YTD 2015
				Substrate	Value-add
			Revenues	Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$5,972	$-	$5,972	$1,644	$4,328
Original equipment commercial truck, off-highway and other revenues	978	-	978	272	706
Aftermarket revenues	1,259	-	1,259	-	1,259
Net sales and operating revenues	$8,209	$-	$8,209	$1,916	$6,293
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q4 2016
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$751	$491	$300	$1,542	$282	$248	$83	$613	$-	$2,155

Less: Substrate sales	260	187	68	515	-	-	-	-	-	515

Value-add revenues	$491	$304	$232	$1,027	$282	$248	$83	$613	$-	$1,640

EBIT	$53	$28	$41	$122	$30	$6	$18	$54	$(101)	$75

EBIT as a % of revenue	7.1%	5.7%	13.7%	7.9%	10.6%	2.4%	21.7%	8.8%		3.5%
EBIT as a % of value-add revenue	10.8%	9.2%	17.7%	11.9%	10.6%	2.4%	21.7%	8.8%		4.6%

Adjusted EBIT	$53	$29	$44	$126	$30	$9	$19	$58	$(27)	$157

Adjusted EBIT as a % of revenue	7.1%	5.9%	14.7%	8.2%	10.6%	3.6%	22.9%	9.5%		7.3%
Adjusted EBIT as a % of value-add revenue	10.8%	9.5%	19.0%	12.3%	10.6%	3.6%	22.9%	9.5%		9.6%

	Q4 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$701	$454	$294	$1,449	$292	$226	$64	$582	$-	$2,031

Less: Substrate sales	247	164	71	482	-	-	-	-	-	482

Value-add revenues	$454	$290	$223	$967	$292	$226	$64	$582	$-	$1,549

EBIT	$65	$16	$35	$116	$30	$(4)	$12	$38	$(26)	$128

EBIT as a % of revenue	9.3%	3.5%	11.9%	8.0%	10.3%	-1.8%	18.8%	6.5%		6.3%
EBIT as a % of value-add revenue	14.3%	5.5%	15.7%	12.0%	10.3%	-1.8%	18.8%	6.5%		8.3%

Adjusted EBIT	$65	$18	$36	$119	$30	$9	$12	$51	$(22)	$148

Adjusted EBIT as a % of revenue	9.3%	4.0%	12.2%	8.2%	10.3%	4.0%	18.8%	8.8%		7.3%
Adjusted EBIT as a % of value-add revenue	14.3%	6.2%	16.1%	12.3%	10.3%	4.0%	18.8%	8.8%		9.6%
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2016
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$3,003	$1,989	$1,077	$6,069	$1,234	$1,019	$277	$2,530	$-	$8,599

Less: Substrate sales	1,052	735	241	2,028	-	-	-	-	-	2,028

Value-add revenues	$1,951	$1,254	$836	$4,041	$1,234	$1,019	$277	$2,530	$-	$6,571

EBIT	$225	$103	$150	$478	$157	$25	$56	$238	$(188)	$528

EBIT as a % of revenue	7.5%	5.2%	13.9%	7.9%	12.7%	2.5%	20.2%	9.4%		6.1%
EBIT as a % of value-add revenue	11.5%	8.2%	17.9%	11.8%	12.7%	2.5%	20.2%	9.4%		8.0%

Adjusted EBIT	$225	$106	$154	$485	$163	$45	$57	$265	$(114)	$636

Adjusted EBIT as a % of revenue	7.5%	5.3%	14.3%	8.0%	13.2%	4.4%	20.6%	10.5%		7.4%
Adjusted EBIT as a % of value-add revenue	11.5%	8.5%	18.4%	12.0%	13.2%	4.4%	20.6%	10.5%		9.7%

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$2,851	$1,835	$1,037	$5,723	$1,313	$944	$229	$2,486	$-	$8,209

Less: Substrate sales	1,007	664	245	1,916	-	-	-	-	-	1,916

Value-add revenues	$1,844	$1,171	$792	$3,807	$1,313	$944	$229	$2,486	$-	$6,293

EBIT	$244	$52	$121	$417	$155	$(5)	$39	$189	$(87)	$519

EBIT as a % of revenue	8.6%	2.8%	11.7%	7.3%	11.8%	-0.5%	17.0%	7.6%		6.3%
EBIT as a % of value-add revenue	13.2%	4.4%	15.3%	11.0%	11.8%	-0.5%	17.0%	7.6%		8.2%

Adjusted EBIT	$244	$58	$125	$427	$157	$44	$41	$242	$(83)	$586

Adjusted EBIT as a % of revenue	8.6%	3.2%	12.1%	7.5%	12.0%	4.7%	17.9%	9.7%		7.1%
Adjusted EBIT as a % of value-add revenue	13.2%	5.0%	15.8%	11.2%	12.0%	4.7%	17.9%	9.7%		9.3%
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (3)
Adjusted EBIT as a Percentage of Value-add Revenue
Unaudited
(Millions except percents)

	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007

Net sales and operating revenues	$8,599	$8,209	$8,420	$7,964	$7,363	$7,205	$5,937	$4,649	$5,916	$6,184

Less: Substrate sales	2,028	1,916	1,934	1,835	1,660	1,678	1,284	966	1,492	1,673

Value-add revenues (2)	$6,571	$6,293	$6,486	$6,129	$5,703	$5,527	$4,653	$3,683	$4,424	$4,511

EBIT	$528	$519	$492	$424	$428	$379	$281	$92	$(3)	$252

Adjustments (reflect non-GAAP measures):

Restructuring and related expenses	36	63	49	78	13	8	19	21	40	25

Pullman recoveries	-	-	-	-	(5)	-	-	-	-	-

Asset impairment charge	-	-	-	-	7	-	-	-	-	-

Goodwill impairment	-	-	-	-	-	11	-	-	114	-

Bad debt charge	-	-	4	-	-	-	-	-	-	-

Pension/Postretirement charges	72	4	32	-	-	-	6	-	-	-

Environmental reserves	-	-	-	-	-	-	-	5	-	-

New aftermarket customer changeover costs	-	-	-	-	-	-	-	-	7	5

Adjusted EBIT (non-GAAP Financial Measures) (3)	$636	$586	$577	$502	$443	$398	$306	$118	$158	$282

Adjusted EBIT as a % of value-add revenue (4)	9.7%	9.3%	8.9%	8.2%	7.8%	7.2%	6.6%	3.2%	3.6%	6.3%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact.

(3) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents adjusted EBIT as a percentage of value-add revenue to assist investors in evaluating the company’s operational performance without the impact of substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)

	2016
	Q1			Q2			Q3			Q4			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$ 92	$ 26	$ 66	$ 86	$ 28	$ 58	$ 63	$ 22	$ 41	$ 60	$ 22	$ 38	$ 301	$ 98	$ 203
Europe, South America & India	73	29	44	79	30	49	64	24	40	58	22	36	274	105	169
Asia Pacific	35	14	21	36	14	22	33	12	21	44	17	27	148	57	91
Total Clean Air Division	200	69	131	201	72	129	160	58	102	162	61	101	723	260	463

Total Ride Performance Division	52	-	52	52	-	52	48	-	48	45	-	45	197	-	197

Total Tenneco Inc.	$ 252	$ 69	$ 183	$ 253	$ 72	$ 181	$ 208	$ 58	$ 150	$ 207	$ 61	$ 146	$ 920	$ 260	$ 660

	2015
	Q1			Q2			Q3			Q4			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$ 86	$ 31	$ 55	$ 87	$ 31	$ 56	$ 81	$ 27	$ 54	$ 76	$ 26	$ 50	$ 330	$ 115	$ 215
Europe, South America & India	73	29	44	75	31	44	65	26	39	68	27	41	281	113	168
Asia Pacific	31	12	19	26	10	16	31	11	20	31	11	20	119	44	75
Total Clean Air Division	190	72	118	188	72	116	177	64	113	175	64	111	730	272	458

Total Ride Performance Division	67	-	67	68	-	68	57	-	57	56	-	56	248	-	248

Total Tenneco Inc.	$ 257	$ 72	$ 185	$ 256	$ 72	$ 184	$ 234	$ 64	$ 170	$ 231	$ 64	$ 167	$ 978	$ 272	$ 706
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco
Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com
or
Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com